                                                                   EXHIBIT 10(a)

--------------------------------------------------------------------------------

                                 LINE OF CREDIT
                                    AGREEMENT

                          DATED AS OF DECEMBER 18, 1996

                                  BY AND AMONG


                              LONGHORN STEAKS, INC.

                                  AS BORROWER,


                                       AND

                      FIRST UNION NATIONAL BANK OF GEORGIA
                                    AS LENDER


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE I                  DEFINITIONS.......................................................................     1

         SECTION 1.1                Definitions..............................................................     1
         SECTION 1.2                Miscellaneous............................................................     4

ARTICLE II                 CREDIT FACILITY...................................................................     4

         SECTION 2.1                Loans....................................................................     4
         SECTION 2.2                Interest.................................................................     4
         SECTION 2.3                Requests for Advances, Disbursements.....................................     4
         SECTION 2.4                Payment of Principal.....................................................     4
         SECTION 2.5                Note.....................................................................     5
         SECTION 2.6                Use of Proceeds..........................................................     5
         SECTION 2.7                Default Rate.............................................................     5
         SECTION 2.8                Maximum Rate.............................................................     5
         SECTION 2.9                Date for Payments........................................................     5
         SECTION 2.10               Changed Circumstances....................................................     6
         SECTION 2.11               Capital Requirements.....................................................     7
         SECTION 2.12               Taxes....................................................................     8

ARTICLE III                CLOSING; CONDITIONS OF CLOSING AND ISSUING LETTERS OF CREDIT......................     9

         SECTION 3.1                Closing..................................................................     9
         SECTION 3.2                Conditions to Closing and Initial Loans..................................     9
         SECTION 3.3                Conditions to All Loans..................................................     9

ARTICLE IV                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER....................................    10

         SECTION 4.1                Representations and Warranties...........................................    10
         SECTION 4.2                Survival of Representations and Warranties, Etc..........................    10

ARTICLE V                  FINANCIAL INFORMATION AND NOTICES.................................................    10

ARTICLE VI                 COVENANTS.........................................................................    11

ARTICLE VII                DEFAULT AND REMEDIES..............................................................    11

         SECTION 7.1                Events of Default........................................................    11
         SECTION 7.2                Remedies.................................................................    14
         SECTION 7.3                Rights and Remedies Cumulative; Non-Waiver; etc..........................    14


ARTICLE VIII               MISCELLANEOUS.....................................................................    14

         SECTION 8.1                Notices..................................................................    14
         SECTION 8.2                Expenses; Indemnity......................................................    15
         SECTION 8.3                Set-off..................................................................    16
         SECTION 8.4                Governing Law............................................................    16
         SECTION 8.5                Consent to Jurisdiction..................................................    16
         SECTION 8.6                Binding Arbitration; Waiver of Jury Trial................................    17
         SECTION 8.7                Reversal of Payments.....................................................    18
         SECTION 8.8                Punitive Damages.........................................................    18
         SECTION 8.9                Accounting Matters.......................................................    18
         SECTION 8.10               Successors and Assigns.  ................................................    19
         SECTION 8.11               Performance of Duties....................................................    19
         SECTION 8.12               All Powers Coupled with Interest.........................................    19
         SECTION 8.13               Survival of Indemnities..................................................    19
         SECTION 8.14               Titles and Captions......................................................    19
         SECTION 8.15               Severability of Provisions...............................................    19
         SECTION 8.16               Counterparts.............................................................    19
         SECTION 8.17               Term of Agreement........................................................    20

EXHIBITS


Exhibit A - Form of Note
Exhibit B - Revolving Credit Agreement

                                    Exhibit A

                                      NOTE


$1,000,000                                                    December __, 1996

         FOR VALUE RECEIVED, the undersigned, LONGHORN STEAKS, INC., a corporation organized under the laws of Georgia (the "Borrower") hereby promises to pay to the order of FIRST UNION NATIONAL BANK OF GEORGIA (the "Lender"), at the times, at the place and in the manner provided in the Credit Agreement hereinafter referred to, the principal sum of up to One Million and No/100 Dollars ($1,000,000), or, if less, the aggregate unpaid principal amount of all Loans disbursed by the Lender under the Credit Agreement referred to below, together with interest at the rates as in effect from time to time with respect to each portion of the principal amount hereof, determined and payable as provided in Article II of the Credit Agreement.

         This Note is the Note referred to in, and is entitled to the benefits of, the Line of Credit Agreement dated as of December __, 1996 (as amended, restated or otherwise modified, the "Credit Agreement") between Borrower and the Lender. The Credit Agreement contains, among other things, provisions for the time, place and manner of payment of this Note, the determination of the interest rate borne by and fees payable in respect of this Note, acceleration of the payment of this Note upon the happening of certain stated events and the mandatory repayment of this Note under certain circumstances.

         The Borrower agrees to pay on demand all actual costs of collection, including reasonable attorneys' fees, if any part of this Note, principal or interest, is collected after maturity with the aid of an attorney.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

         THIS NOTE IS MADE AND DELIVERED IN THE STATE OF NORTH CAROLINA AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NORTH CAROLINA.

         The Debt evidenced by this Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed under seal by a duly authorized officer as of the day and year first above written.



[CORPORATE SEAL]                    LONGHORN STEAKS, INC.

                                    By:
                                       --------------------------------
                                    Name:
                                         ------------------------------
                                    Title:
                                          -----------------------------

                                    Exhibit B

                           Revolving Credit Agreement

         LINE OF CREDIT AGREEMENT, dated as of the 18th day of December, 1996, by and among LONGHORN STEAKS, INC., a corporation organized under the laws of Georgia ("Longhorn" or the "Borrower"), and FIRST UNION NATIONAL BANK OF GEORGIA, as Lender.

                              STATEMENT OF PURPOSE

         The Borrower has requested, and the Lender has agreed to extend, certain Loans to the Borrower on the terms and conditions of this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Revolving Credit Agreement. In addition, the following terms when used in this Agreement shall have the meanings assigned to them below:

         "Agreement" means this Line of Credit Agreement, as amended, restated, or otherwise modified.

         "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

         "Borrower" means Longhorn Steaks, Inc. in its capacity as borrower hereunder.

         "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any Loan bearing interest based on the LIBOR Rate, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Closing Date" means the date of this Agreement.

         "Commitment" means the obligation of the Lender to make Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed $1,000,000.

         "Credit Facility" means the credit facility established pursuant to
Article II hereof.

         "Default" means any of the events specified in Section 7.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

         "Event of Default" means any of the events specified in Section 7.1; provided, that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

         "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Lender and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Lender. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Lender, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the immediately preceding Business Day.

         "Lender" means First Union National Bank of Georgia in its capacity as lender hereunder.

         "LIBOR Rate" means the percentage rate of interest per annum which is:

                  (a) the rate for deposits in United States dollars which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) for a term equal to one month, from time to time, with each change in such rate to be effective as of the opening of business on the effective date of the change in such rate.

                  (b) If, for any reason, the rate described in clause (a) is not available, such rate shall be the rate per annum at which, in the reasonable opinion of the Lender, United States dollars in an amount substantially equal to the amount of the applicable Loan are being offered by leading reference banks for settlement in the London interbank market at approximately 11:00 a.m. (London time), on the second Business Day next preceding the applicable date for a term equal to one month.

         "Loan" means any loan made to the Borrower pursuant to Section 2.1, and all such Loans collectively as the context requires.

         "Loan Documents" means, collectively, this Agreement, the Note, and each other document, instrument and agreement executed and delivered by the Borrower in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

         "Master Agreement" means the Repurchase Master Agreement between the Borrower and the Lender dated as of July 29, 1996 and the Controlled Cash Flow Plus Services Description offered by the Lender in connection therewith.

         "Note" means the separate Note made by the Borrower payable to the order of the Lender, substantially in the form of Exhibit A hereto, evidencing the Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

         "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans and
(b) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lender, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, but only to the extent owing under or in respect of this Agreement, the Note or any of the other Loan Documents.

         "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by the Lender as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by the Lender as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

         "Revolving Credit Agreement" means the credit agreement of even date herewith, by and among Longhorn Steaks, Inc. and certain Subsidiaries thereof listed on the signature pages thereto, as Borrowers, the lenders referred to therein, and First Union National Bank of Georgia, as Agent for the lenders.

         "Termination Date" means December 1, 1997.




         SECTION 1.2       Miscellaneous.

         (a) General. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) Revolving Credit Agreement. The terms and conditions of the Revolving Credit Agreement, a copy of which is attached hereto as Exhibit B, are hereby incorporated herein by this reference as if fully set forth herein and such terms and conditions shall continue irrespective of any termination thereof.

                                   ARTICLE II

                                 CREDIT FACILITY

         SECTION 2.1 Loans. Subject to the terms and conditions of this Agreement, the Lender agrees to make Loans to the Borrower from time to time from the Closing Date through the Termination Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the Commitment.

         SECTION 2.2 Interest. Subject to Section 2.7, the Loans shall bear interest on the unpaid principal balance outstanding from time to time at the LIBOR Rate plus 1.25%. Interest shall be payable daily pursuant to the terms and conditions of the Master Agreement. Interest shall be calculated on the basis of a year of 360 days and actual days elapsed.

         SECTION 2.3 Requests for Advances; Disbursements. Loans shall be requested and advanced pursuant to the terms and conditions of the Master Agreement. Each Loan will be advanced in the minimum principal amount of $1,000 or any integral multiple thereof.

         SECTION 2.4 Payment of Principal. Principal shall be paid daily pursuant to the terms and conditions of the Master Agreement. Unless sooner paid pursuant to the provisions hereof or the provisions of the Master Agreement, the principal of the Loans shall be paid in full together with accrued interest thereon on the Termination Date.

         SECTION 2.5 Note. The Lender's Loans and the obligation of the Borrower to repay such Loans shall be evidenced by a Note executed by the Borrower payable to the order of the Lender representing the Borrower's obligation to pay the Commitment or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. The Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 2.2.

         SECTION 2.6 Use of Proceeds. The Borrower shall use the proceeds of the Loans for working capital and general corporate requirements of the Borrower.

         SECTION 2.7 Default Rate. Upon the occurrence and during the continuance of an Event of Default, all outstanding Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable. Interest shall continue to accrue on the Note after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

         SECTION 2.8 Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Note charged or collected pursuant to the terms of this Agreement or pursuant to the Note exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lender shall promptly refund to the Borrower any interest received by the Lender in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay nor contract to pay, and that the Lender not receive nor contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

         SECTION 2.9 Date for Payments. Whenever any payment hereunder, including, without limitation, payment of principal or interest, shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next Business Day and interest shall continue to accrue on any principal amount for which the payment date is so extended.




         SECTION 2.10 Changed Circumstances.

         (a) Circumstances Affecting LIBOR Rate Availability. If the Lender shall reasonably determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Lender, then the Lender shall forthwith give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist (which the Lender agrees to do; provided, that the Lender shall have no liability for any failure to do so), the Loans shall bear interest based on the Base Rate.

         (b) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for the Lender to honor its obligations hereunder to make or maintain any Loan bearing interest based on the LIBOR Rate, the Lender shall promptly give notice thereof to the Borrower. Thereafter, until the Lender notifies the Borrower that such circumstances no longer exist (which the Lender agrees to do; provided, that the Lender shall have no liability for any failure to do so), the Loans shall bear interest based on the Base Rate.

         (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental

Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

               (i) shall subject the Lender to any tax, duty or other charge with respect to the Note or shall change the basis of taxation of payments to the Lender of the principal of or interest on the Note or any other amounts due under this Agreement in respect thereof (except for changes in the rate of or additional taxes imposed on or measured by the overall net income of the Lender imposed by the jurisdiction in which the Lender is organized or is or should be qualified to do business); or

              (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System but excluding any such reserve included in the definition of LIBOR Rate), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by the Lender or shall impose on the Lender or the foreign exchange and interbank markets any other condition affecting the Note;

and the result of any of the foregoing is to increase the costs to the Lender of maintaining Loans bearing interest based on the LIBOR Rate or to reduce the yield or amount of any sum received or receivable by the Lender under this Agreement or under the Note in respect of a Loan bearing interest based on the LIBOR Rate, then the Lender shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction. The Lender agrees to notify the Borrower of any event occurring after the Closing Date entitling the Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, that except as otherwise limited by the next sentence, the failure of the Lender to give such notice shall not result in any liability to the Lender or release the Borrower from any of its obligations hereunder. The Lender shall only be entitled to compensation under any of the preceding subsections of this Section for events occurring during the 120-day period ending on the date the Borrower receives the notice described in the immediately preceding sentence. The Lender agrees to furnish to the Borrower a certificate setting forth the basis and amount of each request by the Lender for compensation under this Section, which certificate shall be prima facie evidence of the matters stated therein. Determinations by the Lender of the effect of any of the events described in this subsection shall be made on a reasonable basis and in good faith and using any reasonable attribution or averaging methods which the Lender deems appropriate and practical.

         (d) Eurodollar Reserve Requirements. In the event that the Lender shall determine at any time that by reason of Regulation D, the Lender is required to maintain Eurodollar Reserve Requirements during any period that it has any Loans outstanding bearing interest based on the LIBOR Rate, then the Lender shall promptly notify the Borrower by written notice (or telephonic notice promptly confirmed in writing) specifying the additional amounts reasonably determined by the Lender to be required to indemnify the Lender against the cost of maintaining such Eurodollar Reserve Requirements (such written notice to provide a computation of such additional amounts) and the Borrower shall directly pay to the Lender such specified amounts as additional interest.

         SECTION 2.11 Capital Requirements. If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request issued after the date hereof from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, the Lender or any corporation controlling the Lender as a consequence of, or with reference to the Commitment and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by the Lender, the Borrower shall pay to the Lender from time to time as specified by the Lender additional amounts sufficient to compensate the Lender or other corporation for such reduction. The Lender shall furnish to the Borrower a certificate setting forth the basis and amount of such request, which certificate shall be prima facie evidence of the matters stated therein. Determinations by the Lender of the amount of any claim for compensation under this Section shall be made on a reasonable basis and in good faith.

         SECTION 2.12 Taxes.

                  (a) Payments Free and Clear. Any and all payments by the Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) income and franchise taxes imposed by the jurisdiction under the laws of which the Lender is organized or is or should be qualified to do business or any political subdivision thereof and (ii) income and franchise taxes imposed by the United States of America or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Note to the Lender, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) the Lender receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Lender evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 2.12(d).

                  (b) Stamp and Other Taxes. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

                  (c) Indemnity. The Borrower shall indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.12) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor.

                  (d) Evidence of Payment. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Lender.

                  (e) Tax Credits. In the event that an additional payment is made under Section 2.12(a) or (c) for the account of the Lender and the Lender receives or is granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, the Lender shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as is attributable to such deduction or withholding as will leave the Lender (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding.

                                   ARTICLE III

          CLOSING; CONDITIONS OF CLOSING AND ISSUING LETTERS OF CREDIT

         SECTION 3.1. Closing. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., 100 North Tryon Street, Charlotte, North Carolina at 10:00 a.m. on December 18, 1996, or on such other date as the parties hereto shall mutually agree.

         SECTION 3.2. Conditions to Closing and Initial Loans. The obligation of the Lender to close this Agreement and to extend the initial Loan is subject to the satisfaction of each of the conditions set forth in Section 4.2 of the Revolving Credit Agreement.

         SECTION 3.3. Conditions to All Loans. The obligations of the Lender to extend any Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

                  (a) Continuation of Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct in all material respects on and as of such borrowing date with the same effect as if made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date).

                  (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing hereunder on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER


         SECTION 4.1. Representations and Warranties. To induce the Lender to enter into this Agreement and to extend the Loans, the Borrower hereby represents and warrants to the Lender that each and every representation and warranty of the Borrower set forth in Article V of the Revolving Credit Agreement is true, correct and complete in all material respects.

         SECTION 4.2. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article IV and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

                                    ARTICLE V

                        FINANCIAL INFORMATION AND NOTICES

         Until all the Loans have been finally and indefeasibly paid and satisfied in full and the Commitment terminated, the Borrower will furnish or cause to be furnished to the Lender each and every financial statement, certificate or other document or instrument required to be delivered to the Lenders pursuant to Article VI of the Revolving Credit Agreement. So long as the Lender is the "Agent" under the Revolving Credit Agreement, the Borrower's furnishing of all such financial statements, certificates and other documents or instruments to the Agent which are required to be delivered to the Agent under the Revolving Credit Agreement shall constitute delivery to the Lender under this Article V.

                                   ARTICLE VI

                                    COVENANTS

         Until all of the Loans have been finally and indefeasibly paid and satisfied in full and the Commitment terminated, the Borrower will, and will cause each of its Subsidiaries to comply with each and every covenant and agreement set forth in Articles VII, VIII, and IX of the Revolving Credit Agreement.

                                   ARTICLE VII

                              DEFAULT AND REMEDIES

         SECTION 7.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

                  (a) Default in Payment of Principal of Loans. The Borrower shall default in any payment of principal of any Loan or the Note when and as due (whether at maturity, by reason of acceleration or otherwise).

                  (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or the Note or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

                  (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

                  (d) Default in Performance of Certain Covenants. The Borrower shall default in the performance or observance of any covenant or agreement contained in Sections 6.2 and 6.4(e) or Articles VIII or IX (excluding Sections
9.8 and 9.9) of the Revolving Credit Agreement, as incorporated herein by reference.

                  (e) Default in Performance of Other Covenants and Conditions. The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 7.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Lender.

                  (f) Cross-Default to Revolving Credit Agreement. An Event of Default shall have occurred under the Revolving Credit Agreement.

                  (g) Debt Cross-Default. The Borrower or any of its Subsidiaries shall (i) default in the payment of any Debt (other than the Note) the aggregate outstanding amount of which Debt is in excess of $500,000 beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than the Note) the aggregate outstanding amount of which Debt is in excess of $500,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

                  (h) Other Cross-Defaults. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP.

                  (i) Change in Control. Any person or group of persons shall obtain "beneficial ownership" (within the meaning of Section 13 (d) of the Securities Exchange Act of 1934, as amended) in one or more series of transactions of more than thirty percent (30%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $500,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control").

                  (j) Voluntary Bankruptcy Proceeding. The Borrower shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due,
(vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

                  (k) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or
(ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or for all or any substantial part of its assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

                  (l) Termination Event. The occurrence of any of the following events that, individually or in the aggregate, results in or could reasonably be expected to result in a Material Adverse Effect: (i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $250,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employer under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of any such Multiemployer Plan notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $250,000.

                  (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $250,000 in any Fiscal Year (excluding any amounts which the Borrower's insurance carrier has affirmatively agreed in writing are covered by insurance) shall be entered against the Borrower or any Subsidiary thereof by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days.

         SECTION 7.2 Remedies. Upon the occurrence of an Event of Default, the Lender may, by notice to the Borrower:

                  (a) Acceleration; Termination of Facility. Declare the principal of and interest on the Loans and the Note at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Commitment and any right of the Borrower to request borrowings thereunder; provided, that upon the occurrence of an Event of Default specified in Section 7.1(j) or (k), the Commitment shall be automatically terminated and all Obligations shall automatically become due and payable.

                  (b) Other Rights. Exercise all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

         SECTION 7.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Lender set forth in this Agreement is not intended to be exhaustive and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Event of Default. No course of dealing between the Borrower and the Lender or its agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 8.1 Notices.

                  (a) Method of Communication. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and
(iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Lender as understood by the Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

                  (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

If to the Borrower:                     Longhorn Steaks, Inc.
                                        8215 Roswell Road
                                        Bldg. #200
                                        Atlanta, Georgia 30350
                                        Attention:  Anne D. Huemme
                                        Telephone No.: (770) 551-5445
                                        Telecopy No.:  (770) 399-7796

With copies to:                         Alston & Bird
                                        One Atlantic Center
                                        1201 West Peachtree Street
                                        Atlanta, Georgia 30309
                                        Attention: Paul Cushing
                                        Telephone No.: (404) 881-7578
                                        Telecopy No.:  (404) 881-7777


If to the Lender:                       First Union National Bank of
                                             Georgia
                                        999 Peachtree Street, N.E.
                                        9th Floor
                                        Atlanta, Georgia 30309
                                        Attention: Portfolio Management
                                        Telecopy No.: (404) 827-7199

         SECTION 8.2 Expenses; Indemnity. The Borrower will (a) pay all reasonable out-of-pocket expenses of the Lender actually incurred in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket due diligence expenses and reasonable fees and disbursements of counsel for the Lender, (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Lender relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Lender and
(iii) the enforcement of any rights and remedies of the Lender hereunder and under the Loan Documents, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and (b) defend, indemnify and hold harmless the Lender, and its parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

         SECTION 8.3 Set-off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and during the continuance of any Event of Default, the Lender is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrower against and on account of the obligations irrespective of whether or not (a) the Lender shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Lender shall have declared any or all of the Obligations to be due and payable as permitted by
Section 7.2 and although such Obligations shall be contingent or unmatured. If the Lender shall exercise any of the rights referred to in this Section, the Lender shall promptly notify the Borrower; provided, that the failure to give such notice shall not result in any liability to the Lender or in any way affect the validity of the exercise of such right.

         SECTION 8.4 Governing Law. This Agreement, the Note and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

         SECTION 8.5 Consent to Jurisdiction. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Note and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Lender in connection with this Agreement, the Note or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 8.1. Nothing in this Section 8.5 shall affect the right of the Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Lender to bring any action or proceeding against any Borrower or its properties in the courts of any other jurisdictions.

         SECTION 8.6 Binding Arbitration; Waiver of Jury Trial.

                  (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Note or any other Loan Documents ("Disputes"), between or among parties to the Note or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

                  (b) Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

                  (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and to the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone or in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 8.7 Reversal of Payments. To the extent the Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Lender.

         SECTION 8.8 Punitive Damages. The Lender and the Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

         SECTION 8.9 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Lender to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Lender shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

         SECTION 8.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender, all future holders of the Note, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

         SECTION 8.11 Performance of Duties. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

         SECTION 8.12 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Commitment has not been terminated.

         SECTION 8.13 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Lender is entitled under the provisions of this Article VIII and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

         SECTION 8.14 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         SECTION 8.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 8.16 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 8.17 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.


[CORPORATE SEAL]                            LONGHORN STEAKS, INC.



                                            By:   /s/ Richard E. Rivera
                                               ---------------------------
                                            Name:     Richard E. Rivera
                                                 -------------------------
                                            Title:    President
                                                  ------------------------


                                            FIRST UNION NATIONAL BANK OF
                                            GEORGIA



                                            By: /s/ Nicholas Mark DiLuzio
                                               ---------------------------
                                            Name:   Nicholas Mark DiLuzio
                                                 -------------------------
                                            Title:  Senior Vice President
                                                  ------------------------